Exhibit 23.1 Consent of Durland & Company, CPAs, P.A.

IPVoice Communications, Inc.
(A Development Stage Enterprise)
Scottsdale, Arizona

                          INDEPENDENT AUDITOR'S CONSENT

Ladies and Gentlemen:


We hereby consent to the incorporation by reference in the Registration Statement of IPVoice Communications, Inc. on Form S-8 (file no. 333-84058) pertaining to the IPVoice Communications 2002 Stock Award Consulting and Employees Services Plan, of our reports, dated April 12, 2002 and March 22, 2001, on the financial statements of the Company, as of December 31, 2001 and 2000, and for the years then ended, respectively, included in the Company's 2001 and 2000 Annual Reports on Form 10-KSB.




                                              /s/ Durland & Company,  CPAs, P.A.
                                              ----------------------------------
                                              Durland & Company, CPAs, P.A.


Palm Beach, Florida
April 15, 2002